Exhibit 99.1

For Immediate Release:

Steinway Q2 Revenue Up 7%

WALTHAM, MA — August 5, 2008 — Steinway Musical Instruments, Inc. (NYSE: LVB), one of the world’s leading manufacturers of musical instruments, today announced results for the quarter and six months ended June 30, 2008.

Revenues for the second quarter rose 7% over the prior year period on the strength of sales in both the band and piano segments as well as $0.9 million in sales from a new online music business.  As anticipated, overall gross margins decreased, from 31.0% to 29.5%, due to $0.6 million of severance costs for band plant closures and $0.4 million of costs associated with a shutdown at the domestic piano plant taken to control inventory levels.  Operating expenses increased 8% as compared to the prior year period primarily due to $1.1 million of costs related to band facility rationalization.  Net interest expense decreased 10% due to lower borrowings during the quarter.  The Company posted EPS of $0.35 and Adjusted EPS of $0.47 compared to Basic EPS of $0.37 in the second quarter of 2007.  Adjustments are detailed in the attached financial tables.

Revenues for the six-month period increased 4% and gross profit increased slightly to $56.4 million.  Operating income declined 6% as costs associated with band facility rationalization and piano plant shutdowns negatively impacted results.   On an Adjusted basis, EBITDA improved 7%, reflecting improvement in band manufacturing efficiency absent the impact of plant closure costs.

Band Operations

Band sales for the quarter increased $3.1 million, or 8%, over the prior year period as the business realized revenue increases in all major product categories.  Gross margins decreased from 22.7% to 21.8% as a result of severance costs associated with previously announced plant closures.  Adjusted margins improved to 23.2% for the quarter.

The Company recently sold its clarinet facility in France and moved production to its woodwind facility in Indiana.  No severance costs were incurred as the existing workforce transferred to the new owner.  In the second quarter, the Company recognized fixed asset impairment charges of approximately $0.9 million related to this sale.

For the six-month period, unit shipments of higher priced professional instruments returned to prior year levels.  However, delayed deliveries from offshore suppliers had a negative impact on unit shipments of student instruments for the first half of the year.  The resulting product mix contributed to an increase in gross margin from 21.4% to 21.7%, despite $1.0 million of severance costs in the period.

Piano Operations

Piano revenues for the second quarter increased $2.2 million, or 4%.  Worldwide, unit shipments of Steinway grand pianos remained level with the prior year period.   Domestically, shipments of Steinway grand pianos increased 10% over the prior year period.  Overseas, the Company saw a 9% decrease in shipments of

Steinway grands due to the absence of a large institutional sale which was recorded in the second quarter of 2007.  Excluding that sale, overseas unit shipments would have increased 10%.

Unit shipments of mid-priced pianos declined 15% as compared to the second quarter of 2007. This decrease is primarily a result of unusually high shipments in the second quarter of 2007 when many dealers took initial delivery of the re-launched Essex piano line.  In order to control inventory levels of Steinway pianos, the Company operated its New York piano factory under a reduced production schedule during the second quarter of 2008.  This action negatively impacted gross margins, which declined from 36.7% to 35.1%.

For the six-month period, piano revenues increased 4%.  Steinway grand unit shipments declined 7% and mid-priced piano unit shipments remained level with prior year.  Sales remained strong in China and former Eastern Bloc countries, somewhat mitigating the impact of soft demand in the United States.  Gross margins for the six-month period decreased from 36.3% to 34.8% primarily as a result of lower production levels at the Company’s New York piano plant.

Comments

CEO Dana Messina discussed the Company’s results, “We are very pleased with our results for the second quarter.  In the midst of band plant consolidation and a difficult U.S. economy, both the band and piano divisions posted increased sales for the period.”

Messina added, “We are nearing completion of our band facility rationalization and expect to start realizing improved profitability from our plant consolidation efforts in the fourth quarter of this year.  Regarding revenue expectations, our band instrument orders were up slightly through June.  Solid order rates coupled with less plant disruption should result in improved sales for 2008.”

Discussing management’s outlook for piano operations, Messina said, “While we had decent domestic shipments of Steinway grands this quarter, there is much uncertainty in the current worldwide economic outlook.  Over the next six months, we expect worldwide piano sales to be in line with last year.  We plan to continue a reduced production schedule at our domestic piano facility in the third and fourth quarters.”

Conference Call

Management will be discussing the Company’s second quarter results and outlook for the remainder of 2008 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are either out of operating management’s control or are otherwise unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers.

The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization. The Company’s domestic credit agreement, which provides for borrowings up to $110.0 million and is a material credit agreement to the Company, contains a minimum Fixed Charge Coverage Ratio which is based on Adjusted EBITDA. A minimum ratio of 1.1 to 1.0 is required to be met if the Company has had less than $20.0 million of availability on its line of credit in the last thirty days. At the end of the most recent period the Company had remaining borrowing availability on the line of credit of $107.5 million (net of letters of credit) and therefore this covenant did not apply. Should this covenant apply and not be met, the Company could be required to make immediate repayment of its line of credit borrowings, if it were unable to obtain a waiver from the lenders.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; recent geopolitical events; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new product and distribution strategies; ability of suppliers to meet demand; concentration of credit risk; fluctuations in effective tax rates resulting from shifts in sources of income; and the ability to successfully operate acquired businesses.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Net sales	$98,521	$92,257	$192,707	$185,689
Cost of sales	69,476	63,692	136,270	129,884
Gross profit	29,045	28,565	56,437	55,805
	29.5%	31.0%	29.3%	30.1%

Operating expenses:
Sales and marketing	11,818	11,429	24,869	24,093
Provision for doubtful accounts	119	592	472	718
General and administrative	8,892	8,141	17,475	17,151
Amortization	261	196	459	392
Other operating expenses	1,128	158	1,531	1,035
Total operating expenses	22,218	20,516	44,806	43,389

Income from operations	6,827	8,049	11,631	12,416
Interest expense, net	2,276	2,523	4,433	4,675
Other (income) expense, net	54	(21)	(619)	(191)
Income before income taxes	4,497	5,547	7,817	7,932

Income tax provision	1,452	2,394	2,797	3,349
Net income	$3,045	$3,153	$5,020	$4,583

Earnings per share - basic	$0.35	$0.37	$0.59	$0.54
Earnings per share - diluted	$0.35	$0.36	$0.58	$0.53
Weighted average common shares - basic	8,580	8,521	8,580	8,470
Weighted average common shares - diluted	8,671	8,662	8,664	8,622

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	6/30/2008	6/30/2007	12/31/2007
Cash	$29,416	$9,701	$37,304
Receivables, net	72,953	77,284	73,131
Inventories	168,208	177,144	152,451
Other current assets	23,813	24,906	22,843
Total current assets	294,390	289,035	285,729

Property, plant and equipment, net	92,277	94,714	94,150
Other assets	82,925	70,325	77,799
Total assets	$469,592	$454,074	$457,678

Debt	$2,354	$2,889	$2,285
Other current liabilities	69,128	60,602	64,701
Total current liabilities	71,482	63,491	66,986

Long-term debt	168,345	194,749	173,981
Other liabilities	56,389	55,314	52,932
Stockholders' equity	173,376	140,520	163,779
Total liabilities and stockholders' equity	$469,592	$454,074	$457,678

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 6/30/08
	GAAP	Adjustments		Adjusted
Band sales	$41,018	$—		$41,018
Piano sales	56,616	—		56,616
Online music sales	887	—		887
Total sales	98,521	—		98,521

Band gross profit	8,953	571	(1)	9,524
Piano gross profit	19,853	—		19,853
Online music gross profit	239	—		239
Total gross profit	29,045	571		29,616

Band GM%	21.8%			23.2%
Piano GM%	35.1%			35.1%
Online music GM%	26.9%			26.9%
Total GM%	29.5%			30.1%

Operating expenses	22,218	(1,062)	(2)	21,156

Income from operations	6,827	1,633		8,460

Interest expense, net	2,276	—		2,276
Other (income) expense, net	54	—		54

Income before income taxes	4,497	1,633		6,130

Income tax provision	1,452	607	(3)	2,059

Net income	$3,045	$1,026		$4,071

Earnings per share - basic	$0.35			$0.47
Earnings per share - diluted	$0.35			$0.47
Weighted average common shares - basic	8,580			8,580
Weighted average common shares - diluted	8,671			8,671

	Three Months Ended 6/30/07
	GAAP	Adjustments		Adjusted
Band sales	$37,875	$—		$37,875
Piano sales	54,382	—		54,382
Total sales	92,257	—		92,257

Band gross profit	8,601	—		8,601
Piano gross profit	19,964	—		19,964
Total gross profit	28,565	—		28,565

Band GM%	22.7%			22.7%
Piano GM%	36.7%			36.7%
Total GM%	31.0%			31.0%

Operating expenses	20,516	—		20,516

Income from operations	8,049	—		8,049

Interest expense, net	2,523	—		2,523
Other (income) expense, net	(21)	—		(21)

Income before income taxes	5,547	—		5,547

Income tax provision	2,394	—		2,394

Net income	$3,153	$—		$3,153

Earnings per share - basic	$0.37			$0.37
Earnings per share - diluted	$0.36			$0.36
Weighted average common shares - basic	8,521			8,521
Weighted average common shares - diluted	8,662			8,662

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects employee severance costs associated with plant closures.

(2) Reflects facility rationalization costs due to the impairment of plants in Elkhorn, WI and France.

(3) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Six Months Ended 6/30/08
	GAAP	Adjustments	Adjusted
Band sales	$80,518	$—	$80,518
Piano sales	111,302	—	111,302
Online music sales	887	—	887
Total sales	192,707	—	192,707

Band gross profit	17,478	1,003 (1)	18,481
Piano gross profit	38,720	—	38,720
Online music gross profit	239	—	239
Total gross profit	56,437	1,003	57,440

Band GM%	21.7%		23.0%
Piano GM%	34.8%		34.8%
Online music GM%	26.9%		26.9%
Total GM%	29.3%		29.8%

Operating expenses	44,806	(1,062) (2)	43,744

Income from operations	11,631	2,065	13,696

Interest expense, net	4,433	—	4,433
Other (income) expense, net	(619)	636 (3)	17

Income before income taxes	7,817	1,429	9,246

Income tax provision	2,797	529 (4)	3,326

Net income	$5,020	$900	$5,920

Earnings per share - basic	$0.59		$0.69
Earnings per share - diluted	$0.58		$0.68
Weighted average common shares - basic	8,580		8,580
Weighted average common shares - diluted	8,664		8,664

	Six Months Ended 6/30/07
	GAAP	Adjustments	Adjusted
Band sales	$78,382	$—	$78,382
Piano sales	107,307	—	107,307
Total sales	185,689	—	185,689

Band gross profit	16,803	—	16,803
Piano gross profit	39,002	—	39,002
Total gross profit	55,805	—	55,805

Band GM%	21.4%		21.4%
Piano GM%	36.3%		36.3%
Total GM%	30.1%		30.1%

Operating expenses	43,389	—	43,389

Income from operations	12,416	—	12,416

Interest expense, net	4,675	—	4,675
Other (income) expense, net	(191)	—	(191)

Income before income taxes	7,932	—	7,932

Income tax provision	3,349	—	3,349

Net income	$4,583	$—	$4,583

Earnings per share - basic	$0.54		$0.54
Earnings per share - diluted	$0.53		$0.53
Weighted average common shares - basic	8,470		8,470
Weighted average common shares - diluted	8,622		8,622

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects costs (primarily employee severance) associated with plant closures.

(2) Reflects facility rationalization costs due to the impairment of plants in Elkhorn, WI and France.

(3) Reflects a gain on early extinguishment of debt.

(4) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Cash flows from operating activities	$5,315	$(4,547)	$3,036	$(16,539)
Changes in operating assets and liabilities	1,961	10,780	7,844	25,856
Stock based compensation expense	(266)	(379)	(511)	(643)
Income taxes, net of deferred tax benefit	1,504	2,949	4,146	5,256
Net interest expense	2,276	2,523	4,433	4,675
Provision for doubtful accounts	(119)	(592)	(472)	(718)
Other	(56)	(20)	(335)	(67)
Non-recurring, infrequent or unusual cash charges	571	—	1,003	—
Adjusted EBITDA	$11,186	$10,714	$19,144	$17,820

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Net income	$3,045	$3,153	$5,020	$4,583
Income taxes	1,452	2,394	2,797	3,349
Net interest expense	2,276	2,523	4,433	4,675
Depreciation	2,519	2,448	5,006	4,821
Amortization	261	196	459	392
Non-recurring, infrequent or unusual items	1,633	—	1,429	—
Adjusted EBITDA	$11,186	$10,714	$19,144	$17,820